                                                          Exhibit (A)(8)(a)(iii)


                         AMENDMENT TO SERVICE AGREEMENT

         This Amendment to the Service Agreement dated as of June 1, 1988 is entered into this 31st day of May, 1993 between The Manufacturers Life Insurance Company, a mutual life insurance company organized under the laws of Canada ("Manufacturers") and The Manufacturers Life Insurance Company of America, a stock life insurance company domiciled in the State of Michigan ("Manufacturers of America").

                                   WITNESSETH

         WHEREAS, the Service Agreement is scheduled to terminate May 31, 1993; and

         WHEREAS, Manufacturers and Manufacturers of America wish to extend the term of the Service Agreement;

         NOW THEREFORE Manufacturers and Manufacturers of America hereby agree as follows:

1. Effective as of 12:01 A.M. (EDT), June 1, 1993, Section 16 of the Agreement shall be deemed to be amended to read as follows:

         "SECTION 16.      TERMINATION.

         Either party may terminate this Agreement without penalty, by 60 days' notice in writing, delivered personally or addressed to the other at its home office. In any event, however, this Agreement shall terminate no later than five years after its effective date."

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal by their duly authorized officers as of the date first above-mentioned.


                                            THE MANUFACTURERS LIFE INSURANCE
                                            COMPANY
                                            By:_________________________________
                                            Its:________________________________


                                            THE MANUFACTURERS LIFE INSURANCE
                                            COMPANY OF AMERICA
                                            By:_________________________________
                                            Its:________________________________